Exhibit 3.25

   Delaware
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CADBURY ADAMS FINANCE CORPORATION”, CHANGING ITS NAME FROM “CADBURY ADAMS FINANCE CORPORATION” TO “DPS FINANCE II, INC.”, FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 2008, AT 3:58 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3638027 8100 080522012	AUTHENTICATION: DATE:	6579591 05-09-08
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:02 PM 05/08/2008
FILED 03:58 PM 05/08/2008
SRV 080522012 – 3638027 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That at a meeting of the Board of Directors of CADBURY ADAMS FINANCE CORPORATION resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ ARTICLE I ” so that, as amended, said Article shall be and read as follows:
The name of the Corporation is DPS Finance II, Inc.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18 day of April, 2008.

By:	/s/ James L. Baldwin Authorized Officer
Title:	Executive Vice President & Secretary

Name:	James L. Baldwin
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